UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2006

ADERA MINES LIMITED
(Exact name of registrant as specified in charter)

Nevada	333-121764	98-0427221
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20710 Lassen Street
Chatsworth, California 91311
(Address of Principal Executive Offices)

(818) 341-9200
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On October 3, 2006, the Registrant ended the engagement of Manning Elliott LLP (“Manning”) as its independent certified public accountants effective as of September 30, 2006. The decision was approved by the Audit Committee of the Board of Directors of the Registrant. The report of Manning on the Registrant’s financial statements for the fiscal years ended January 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion. During the Registrant’s fiscal years ended January 31, 2005 and 2004 and the subsequent interim period preceding the termination, there were no disagreements with Manning on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning, would have caused Manning to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The Registrant provided Manning with a copy of this disclosure and requested that Manning furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Manning’s letter of October 5, 2006, is filed as Exhibit 16 to this Current Report on Form 8-K.

(b)
On October 3, 2006, Weinberg & Company, P.A. (“Weinberg”) was engaged as the Registrant’s new independent certified accountants. During the two most recent fiscal years and the interim period preceding the engagement of Weinberg, the Registrant has not consulted with Weinberg regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

Item 9.01 Financial Statements and Exhibits.

Exhibit 16.1 Letter to SEC from Manning Elliott dated October 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adera Mines Limited.
(Registrant)

Date	October 5, 2006

By:	/s/ J. Stewart Asbury III
Name:	J. Stewart Asbury III
Title:	President